UNITED STATES
SECURITITES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 23, 2006

BH/RE, L.L.C.

(Exact name of registrant as specified in its charter)

Nevada	000-50689	84-1622334
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3667 Las Vegas Blvd. South, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (702) 785-5555

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 23, 2006, OpBiz, L.L.C. (the “Borrower”) an indirect subsidiary of the BH/RE, L.L.C., entered into a Waiver and amendment agreement (“Amendment”) to the Amended and Restated Loan and Facilities Agreement dated August 31, 2004 (the “Credit Agreement”), by and among the lenders party thereto (the “Lenders”), The Bank of New York, as administrative and collateral agent (the “Agent”), and the Borrower.

The Amendment waives certain reporting covenant violations alleged by the Lenders through the effective date of the Amendment and the alleged default which occurred as a result of the Borrower’s failure to make the prepayment required because of the failure to spend at least $72,000,000 on Renovation Capital Expenditures (as defined in the Credit Agreement) by August 31, 2006.  The terms of the Renovation Capital Expenditures under the Credit Agreement have been amended to provide that the Borrower shall spend and pay (i) not less than $81,000,000 on and for Renovation Capital Expenditures by no later than April 30, 2007 and (ii) an additional $9,000,000 for a total of $90,000,000 on and for Renovation Capital Expenditures on or before August 31, 2007.  The failure to spend such amounts would now be an event of default, but would no longer require a prepayment.

The Amendment also requires OpBiz pay an exit fee equal to 0.75% of the outstanding balance of the Credit Agreement as of  September 1, 2006.  The exit fee, which is approximately $3.7 million, is payable upon maturity of the Credit Agreement obligations, whether at scheduled maturity, voluntary prepayment, mandatory prepayment or otherwise.  Beginning on September 1, 2006 and ending on August 31, 2007, OpBiz is also required to pay a “Term Loan A Interest Differential” amount on each day that interest is due and payable on the Term Loan A notes equal to the difference between the interest due and payable on the Term Loan A notes and an amount equal to a rate per annum equal to the three month LIBOR plus 3.25% on the unpaid principal balance of the outstanding Term Loan A notes during the fiscal quarter last ended prior to such interest payment date.

A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1 Waiver and Amendment No. 1 Agreement to the Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BH/RE, L.L.C.
November 1, 2006	By:	/s/ Donna Lehmann
Donna Lehmann Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Waiver and Amendment No. 1 Agreement to the Credit Agreement